UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

WELLS REAL ESTATE INVESTMENT TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.01 per share of Wells Real Estate Investment Trust, Inc.

(2)	Aggregate number of securities to which transaction applies:
19,568,641 shares of common stock of Wells Real Estate Investment Trust, Inc.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filling fee is based on (i) $8.9531, the negotiated per-share price for common stock of Wells Real Estate Investment Trust, Inc., multiplied by (ii) 19,568,641, the number of shares of common stock of Wells Real Estate Investment Trust, Inc. to be issued, multiplied by (iii) 0.000107, the merger consideration multiplier in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended.

(4)	Proposed maximum aggregate value of transaction:
$175,200,000

(5)	Total fee paid:
$18,746.40

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

Message to Wells REIT Investors from Leo Wells

This year holds a great deal of potential for your Wells REIT investment, and we have already seen several significant developments in this first quarter of 2007. By now you should have received a copy of the proxy document that details four important proposals we have asked each of our stockholders to vote on.

Your vote is very important to us as we make these strategic decisions regarding your investment. If you have not yet voted, I strongly encourage you to do so as soon as possible. The longer you wait to record your vote, the more cost that Wells REIT incurs with reminder mailings and phone calls as we seek to obtain the number of votes necessary to move forward on these initiatives. You may return the postage-paid envelope we provided to you earlier with your vote, or, to further save costs, you can vote online or by phone using the instructions printed on your proxy card.

A Special Meeting of Wells REIT Stockholders will be held on April 11, 2007, at the Atlanta Athletic Club, 1930 Bobby Jones Drive, Duluth, Georgia, at 1:30 p.m. (ET). The official voting regarding the above-mentioned proposals will take place at that time. You may wait to cast your vote in person at the Special Meeting if you wish, but if you are voting by proxy, we must receive your vote by the April 11, 2007 deadline to ensure that your vote is counted.

As always, you have several resources if you need further information. You may contact your financial representative, visit www.wellsreit.com, or contact the Wells Client Services Department at 800-557-4830 or by e-mail at investor.services@wellsref.com. Thank you for your participation as you make a determination regarding these important and exciting matters for Wells REIT.

Sincerely,

Leo F. Wells III

Chairman of the Board

In connection with this proposed transaction described above, Wells REIT has filed a proxy statement and other related materials with the Securities and Exchange Commission (SEC). The final proxy statement was mailed to Wells REIT stockholders on or about March 2, 2007. In addition, stockholders may obtain the proxy statement and all other relevant documents filed with the SEC by Wells REIT free of charge at the SEC’s Web site, www.sec.gov, or from the Wells REIT Web site at www.wellsreit.com, or by calling the Wells REIT Client Services Department at 800-557-4830. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY, BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Wells REIT directors, executive officers, and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the stockholders of Wells REIT in favor of the proposed transaction. In addition, certain of the Wells REIT directors and executive officers will benefit financially from this proposed transaction. Information about Wells REIT, its directors and its executive officers, their ownership of Wells REIT securities and the financial interest in the proposed transaction described therein, are set forth in the proxy statement.

These forward-looking statements are only predictions and are based largely on our expectations. These statements involve risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements concerning matters that are not historical fact.

Wells REIT Portfolio Update

Portfolio Details Data as of February 28, 2007*

Total Investor Accounts	117,666	States Represented	23**	Total % Leased	95.3%
Assets Under Management	$5,387,957,750	Major Industries Represented	49	% Office Properties	96.2%
Total Buildings	84	Average Lease Term Remaining	6.6 Years	% Industrial Properties	1.7%
Total Square Footage	21,451,683	Total Tenants	332	% Mixed-Use Properties	2.1%
		Weighted-Average Credit Rating of Rated Tenants (66.5%)	A+

*	Data reflect a closed Wells offering. Performance of closed offerings is not indicative of results that will be obtained in any of Wells’ open offerings.
**	Includes District of Columbia.

Property News

Las Colinas Corporate Center I & II (Acquired on: 8/31/2006)

•     Tenant: Multi-tenant

•     Location: Irving (Dallas), Texas

•     386,000-square-foot, Class-A office property consisting of two buildings

•     Leased to such creditworthy tenants as H.D. Vest, Inc., a subsidiary of Wells Fargo & Company; Deloitte & Touche USA LLP; and The Feld Group, a division of EDS Corp. The property also includes a development site that can accommodate a building of approximately 150,000 square feet.

Announcing New Quarterly Statement

Effective with your June quarterly statement, we will be introducing a new concise and easy-to-read statement. We hope that you will be pleased with the new format.

RTFLYPROMARSTUF07-01 (4246)	6200 The Corners Parkway, Norcross, GA 30092-3365 • 800-448-1010 • www.wellsreit.com	© 2007 Wells REIT